SECURITIES  AND  EXCHANGE  COMMISSION
                          Washington,  D.C.  20549

                                 FORM  8-K

                              CURRENT  REPORT

                   Pursuant  to  Section  13  or  15(d)  of
                   the  Securities  Exchange  Act  of  1934


Date  of  Report  (Date  of  earliest  event  reported)     NOVEMBER  18,  1999
                                                            -------------------

                        NORTHERN  STATES  POWER  COMPANY
                        --------------------------------
          (Exact  name  of  registrant  as  specified  in  its  charter)

                                   MINNESOTA
                                   ---------
                (State  or  other  jurisdiction  of  incorporation)

1-3034                                                          41-0448030
------                                                          ----------
(Commission  File  Number)                                     (IRS Employer
                                                           Identification  No.)

414  NICOLLET  MALL,  MPLS,  MN                                    55401
-------------------------------                                    -----
(Address  of  principal  executive  offices)                     (Zip  Code)

Registrant's  telephone  number,  including  area  code       612-330-5500
                                                              ------------


     (Former  name  or  former  address,  if  changed  since  last  report)

ITEM  5.          OTHER  EVENTS
--------          -------------

On Nov. 18, 1999, the Minnesota Public Utilities Commission (MPUC) voted three to two to reaffirm their denial of lost margins, load management discounts and incentives related to NSP's 1998 Conservation Improvement Program (CIP), a state-mandated program for electric energy conservation.

NSP has not yet decided whether or not to seek court review of the MPUC's decision on 1998 CIP incentives.

Also, the MPUC's decision on 1998 CIP incentive recovery did not address or affect the proposals under consideration by the MPUC for 1999 CIP incentive recovery.

Background
----------

State law requires Minnesota utilities to fund and participate in various energy conservation programs and initiatives. After NSP's last electric rate case in 1993, NSP incurred higher levels of conservation program expenditures, and in 1994 requested MPUC approval of a rate recovery mechanism to avoid a significant delay between the incurring of CIP costs and their recovery in rates. Since 1995, the MPUC has approved the use of this special rate recovery mechanism to provide timely recovery (for NSP and other Minnesota public utilities) of CIP costs and also to provide conservation program incentives, including: reimbursement of a portion of electric margins lost due to energy conservation, reimbursement of certain load management discounts provided to customers under CIP programs, and performance incentives based on the success of NSP's conservation programs.

MPUC procedures require an annual filing by each utility for MPUC approval before implementing the new conservation rate adjustment. For NSP, this annual filing has typically occurred in the second quarter of the year, and the rate recovery levels have been adjusted each July 1 and then continued until the following June 30. The requested recovery levels approved for NSP since 1995 have included recovery of budgeted levels of conservation related items recoverable in the current year.

In late 1998, the MPUC considered a proposal to discontinue recovery of lost margins and load management discounts related to conservation programs for NSP and other Minnesota public utilities. The MPUC declined to take such action, but put Minnesota utilities on notice that there may be significant changes, including elimination of lost margin and load management discount recovery for programs, beginning January 1999.

On June 24, 1999, the MPUC held a hearing to consider NSP's April 1999 conservation rate adjustment filing. The MPUC voted three to two to deny NSP recovery of its lost margins, load management discounts and incentives related to 1998 that were associated with state-mandated programs for electric energy conservation. On July 27, 1999, the MPUC issued an order formalizing its conservation decision. The MPUC decision did not affect the recovery of CIP program expenditures.

NSP requested reconsideration of the MPUC decision. However, due to the uncertainty of the challenge, NSP established a regulatory reserve of $35 million (before tax) in the second quarter of 1999 for all income recorded for 1998 accruals of lost margins, load management discounts and performance incentives. On Oct. 4, 1999, the MPUC granted NSP's request for reconsideration for the purpose of more fully reviewing its decision on disallowance of 1998 conservation incentive recovery.

Forward  Looking  Statements
----------------------------

This document includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate," "estimate," "expect," "objective," "outlook," "projection," "possible," "potential" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to:

-    general   economic   conditions,   including   their   impact   on  capital
     expenditures;
- availability or cost of capital such as changes in: interest rates; market perceptions of the power generation industry, NSP or any of its subsidiaries; or security ratings;
-    business  conditions  in  the  energy  industry;
-    competitive  factors;
-    unusual  weather;
-    changes  in  federal  or  state  legislation;
-    regulation;
-    issues  relating  to  Year  2000  remediation  efforts;
-    currency  translation  and  transaction  adjustments;
- regulatory delays or conditions imposed by regulatory agencies in approving the proposed merger with New Century Energies, Inc.;
- the higher degree of risk associated with NSP's nonregulated businesses as compared to NSP's regulated business;
-    volatility  of  energy  prices  in  a deregulated market environment;
- the lack of operating history at NRG's development projects, the lack of NRG operating history at the projects not yet owned and the limited operating history at the remaining NRG projects provide only a limited basis for management to project the results of future operations;
- risks associated with timely completion of NRG projects, including obtaining competitive contracts, obtaining regulatory and permitting approvals, local opposition, construction delays and other factors beyond NRG's control;
- the failure to timely satisfy the closing conditions contained in the definitive agreements for the acquisitions of projects by NRG subject to definitive agreements but not yet closed, many of which are beyond NRG's control;
- factors challenging the successful integration of projects not previously owned or operated by NRG, including the ability to obtain operating synergies;
- factors associated with operating in foreign countries including: delays in permitting and licensing, construction delays and interruption of business, political instability, risk of war, expropriation, nationalization, renegotiation, or nullification of existing contracts, changes in law, and the ability to convert foreign currency into United States dollars;
- and the other risk factors listed from time to time by NSP in reports filed with the Securities and Exchange Commission, including Exhibit 99.01 to NSP's Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 1999.

NSP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors pursuant to the Act should not be construed as exhaustive.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Northern  States  Power  Company
                                          (a Minnesota  Corporation)


                                          By     /s/
                                                 ---
                                          David  M.  Sparby
                                          Vice  President,  Regulatory  Services




Dated:    November  18,  1999
          -------------------